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                                                           EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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            PRIMEDIA ELECTS TIMOTHY DATTELS TO ITS BOARD OF DIRECTORS

PRIMEDIA EXPANDS BOARD OF DIRECTORS TO 11 MEMBERS AND ADDS SENIOR ADVISOR TO NEWBRIDGE CAPITAL AND FORMER GOLDMAN SACHS PARTNER AS AN INDEPENDENT DIRECTOR

(NEW YORK, September 11, 2003) - PRIMEDIA Inc. (NYSE: PRM), the leading targeted media company, announced today that it has expanded its Board of Directors to eleven members and elected Timothy Dattels (45) as its newest Board member. Mr. Dattels, who is currently a Senior Advisor to Newbridge Capital, joins as an independent member of the Board of Directors and a member of the company's Audit Committee.

Mr. Dattels has a strong understanding of strategy and finance gained through more than 15 years of investment banking experience. Until his retirement earlier this year, Mr. Dattels had been a Partner at Goldman Sachs (NYSE: GS) and served as the Head of Goldman Sachs' Menlo Park office, the firm's global technology hub. Prior to that, he was based in Hong Kong, serving as Goldman Sachs' Head of Investment Banking in Asia, serving on the firm's Management Committee in Asia and advising several of Asia's leading entrepreneurs and governments.

"PRIMEDIA is focused on strengthening our company by simplifying our operations and better executing our strategy as a targeted media company," said Dean Nelson, Chairman of the Board of Directors for PRIMEDIA. "Tim will offer our Board his significant experience, independent perspective and extensive relationships which we believe will be of immediate benefit to our company. We are pleased that he has decided to join us."

"Tim's extensive experience in developing and advising on strategy for some of the world's leading technology and media-related companies will enhance PRIMEDIA's position and help us further our leadership in providing targeted content to business-to-business and consumer audiences," said Charles McCurdy, Interim Chief Executive Officer of PRIMEDIA. "We look forward to working closely with Tim in the months and years ahead."

Mr. Dattels, who currently resides in San Francisco, is a Director of Global China, a Hong Kong based media enterprise. In addition, he is a Trustee of the Asian Art Museum in San Francisco and the San Francisco Ballet. He holds a BA from the University of Western Ontario and an MBA from Harvard University.

ABOUT PRIMEDIA

PRIMEDIA is the leading targeted media company in the United States, with positions in consumer and business-to-business markets. Our properties deliver content via print as well as video, the Internet and live events and offer highly effective advertising and marketing solutions in some of the most sought after niche markets. With 2002 sales from continuing businesses of $1.5 billion, PRIMEDIA is the #1 special interest magazine publisher in the U.S. with more than 250 titles. Our


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well-known brands include Motor Trend, Automobile, Fly Fisherman, Power &
Motoryacht, Creating Keepsakes, Ward's Auto World, and Registered Rep. The company is also the #1 publisher and distributor of free consumer guides, including Apartment Guides. PRIMEDIA Television's leading brand is the Channel One Network and About is one of the largest sources of original content on the Internet. PRIMEDIA's stock symbol is NYSE: PRM.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS CONCERNING PRIMEDIA'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION. THESE STATEMENTS ARE BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES, WHICH ARE INHERENTLY SUBJECT TO UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND REFLECT FUTURE BUSINESS DECISIONS, WHICH ARE SUBJECT TO CHANGE. SOME OF THESE ASSUMPTIONS MAY NOT MATERIALIZE, AND UNANTICIPATED EVENTS WILL OCCUR WHICH CAN AFFECT THE COMPANY'S RESULTS.

Contacts:     Jim Magrone (investors):  212-745-0634      jmagrone@primedia.com
              Whit Clay    (media):     212-446-1864      wclay@sloanepr.com

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